UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

In the Matter of

PAMRAPO SAVINGS BANK, SLA

Bayonne, New Jersey

OTS No. 05584

Order No.: NE-08-12

Effective Date September 26, 2008

ORDER TO CEASE AND DESIST

WHEREAS, Pamrapo Savings Bank, SLA Bayonne, New Jersey, OTS Docket No. 05584 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 USC §1818(b);

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Northeast Region (Regional Director), is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Compliance with Laws, Regulations and Safe and Sound Practices.

1. The Association and its directors, officers, employees, and agents shall cease and desist from any action (alone or with one or more others) that is intended or likely to have the effect of causing, bringing about, participating in, counseling, or aiding or abetting any violation of:

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(a) 31 USC § 5318(h), 31 CFR § 103.120(b), and 12 CFR § 563.177 (requiring effective Anti-Money Laundering (AML) and Bank Secrecy Act (BSA) Compliance Programs);

(b) 12 CFR § 563.180(d) and 31 CFR § 103.18 (requiring the timely filing of accurate Suspicious Activity Reports (SARs));

(c) 31 CFR § 103.22 (requiring the filing of Currency Transaction Reports (CTRs));

(d) 12 CFR § 203.4(a) and Appendix A to 12 CFR Part 203 (requiring the collection, coding, and regulatory submission of loan application, origination, and purchase information);

(e) 12 CFR § 230.1 l(b)(l)(i) (requiring the disclosure of the fee or fees for the payment of an overdraft in an advertisement promoting the payment of overdrafts);

(f) 12 USC § 1832 (prohibiting the payment of interest on commercial checking accounts); and

(g) safety and soundness standards set forth in the Interagency Guidelines Establishing Standards for Safety and Soundness, Appendix A to 12 CFR Part 570 with respect to: (i) operational and managerial standards (Section II.A); and (ii) Internal Audit System (Section II.B).

Completion of Look-Back Review and Implementation of Corrective Actions.

2. Completion of Look-Back Review & BSA Assessment by BSA/AML Consultant. The Association shall ensure that the look-back review being performed by the independent BSA/AML Consultant (BSA/AML Consultant) that was previously engaged at the direction of OTS is completed in a manner and on a schedule acceptable to the OTS (“Look-Back Review”). OTS’s decision concerning the acceptability of the Look-Back Review parameters will be transmitted in writing after the Association submits a written request for non-objection in accordance with Paragraphs 31 and 32 of this Order and has provided all information requested by OTS. The proposed plan and schedule for the Look-Back Review shall be submitted to OTS no later than C&D Order – Pamrapo Savings Bank, SLA - Page 2

October 31, 2008. The Look-Back Review must include (i) a review of cash transactions and wire transfer activity; (ii) a comprehensive review and assessment of the Association’s BSA Compliance Program (BSA Review); and (iii) the provision of assistance in developing written policies, procedures and processes for the Association to comply with the Currency and Foreign Transactions Reporting Act, as amended by the USA Patriot Act and other laws, 31 USC §§ 5311 et seq., and the related regulations issued and/or administered by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (FinCEN), 31 CFR §§ 103.11 et seq., and the related BSA regulations issued by OTS, 12 CFR § 563.177 (collectively the BSA Laws and Regulations), the FinCEN regulations governing SARs set forth at 31 CFR § 103.18, the OTS SAR regulations set forth at 12 CFR § 563.180 (the SAR Regulations), and the Office of Foreign Assets Control (OFAC) regulations set forth at 31 CFR Part 500 (the OFAC Regulations). 3. Submission of BSA Review to OTS. By no later than November 14, 2008, the Association shall submit the following to OTS, based on the work completed by the BSA/AML Consultant as of that date (including, but not limited to, an initial sample review of transactions between January 1, 2008 and March 31, 2008):

(a) A written report that sets forth the BSA/AML Consultant’s findings, conclusions, and recommendations resulting from the BSA Review;

(b) A written “action plan” formulated by the BSA/AML Consultant that describes with specificity the actions the Association should take (coupled with a corresponding timeframe for commencement and completion of each action), to respond to the findings, conclusions, and recommendations;

(c) Appropriate documentation and records demonstrating that the Association has reported all transactions and has maintained all appropriate records, in accordance with applicable regulatory requirements; and

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(d) A written report that sets forth the results of an analysis of the Association’s account database for the purpose of identifying all Money Service Businesses (MSBs) that were customers of the Association at some point during the period covered by the BSA Review and whether the Association has performed the due diligence procedures set forth in the April 26, 2005 Interagency Interpretive Guidance on Providing Services to Money Services Businesses Operating in the United States. (MSB Interagency Guidance).

Enhanced Bank Secrecy Act/Anti-Money Laundering Program.

4. Enhanced BSA/AML Program. By no later than November 30, 2008, after considering all risks related to the nature of its business, and the findings, conclusions and recommendations of its BSA/AML Consultant related to the BSA Review referenced in Paragraph 2 above, the Association shall revise, adopt, implement and maintain an enhanced BSA/AML Program that is designed to ensure compliance with the BSA Laws and Regulations, the SAR Regulations, the OFAC Regulations, and the terms of this Order. The Enhanced BSA/AML Program must be approved by the Association’s Board on or before November 30, 2008, be reflected in and attached as an exhibit to the minutes of the meeting at which the Board’s approval is given, and include or provide for the following:

(a) An Enterprise-Wide Assessment of the Association’s BSA/AML/OFAC Risk Exposure that Comports with the BSA and OF AC Laws and Regulations as well as the FFIEC BSA/AML Guidance, which: (i) takes into account the Association’s products, services, customers, transactions, and geographic locations served; and (ii) is reviewed and updated on an ongoing basis, as necessary, but no less frequently than annually;

(b) A Risk-Focused Assessment of the Association’s Customer Base and Customer Due Diligence Policy, which ensures that the Association has customer due diligence (CDD) policies,

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procedures and processes that identify customers and customer groups with heightened BSA/AML risk, including, but not limited to, non-U.S. resident accounts, commercial and business accounts, customers with significant wire transfer activity, and customers generating multiple CTR filings within any 12-month period (High Risk Customers). The Association shall maintain current customer profiles on High Risk Customers and engage in enhanced due diligence and monitoring of High Risk Customer accounts and transactions;

(c) A Customer Identification Program, that contains customer identification policies, procedures and processes (CIP Policy) that are adequate, effective, and comply with all applicable laws, regulations, and regulatory guidance including 31 CFR § 103.121 and 12 CFR § 563.177(b). The Association must also timely obtain and maintain appropriate customer documentation as required by all applicable laws, regulations and regulatory guidance as contained in the FFIEC BSA/AML Exam Manual;

(d) An Upgrade and Improvement of Internal Controls, which ensures compliance with the BSA Laws and Regulations, including, but not limited to, monitoring transactions that are unusual or inconsistent with a customer’s expected range of banking activities. To assist in identifying such transactions, the Association shall upgrade its data processing capability and employ an automated system that: (i) satisfies the requirements of Paragraph 1l(a) of this Order; (ii) flags such unusual or inconsistent transactions based on established parameters; and (iii) is acceptable to OTS;

(e) Enterprise-Wide Independent Testing By An Outside Party Acceptable To OTS, which determines compliance with the Association’s Enhanced BSA/AML Program and compliance with the BSA Laws and Regulations (Independent Testing). OTS’s decision concerning the acceptability of the proposed outside independent party will be transmitted in writing after the

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Association submits a written request for non-objection in accordance with Paragraphs 31 and 32 of this Order and has provided all information requested by OTS;

(f) BSA Training Program, which provides BSA/AML training on an annual basis for all Association personnel whose duties require knowledge of the BSA and requires the Association to maintain written documentation of such training. The Board shall be provided with BSA/AML training that, at a minimum, covers the importance of BSA/AML regulatory requirements, the ramifications of noncompliance with the BSA/AML regulatory requirements, and the risks posed to the Association in the event of noncompliance with the BSA/AML regulatory requirements;

(g) Policies and Procedures Concerning the Closure of Accounts Suspected of Use in Illegal Activity, which: (i) specify the circumstances under which the Association will close an account suspected of being used in illegal activity; and (ii) specify the factors the Association will take into account in reaching a determination as to whether such an account will be closed, including, but not limited to, its assessment of the risks associated with the account and the Association’s ability to manage those risks; (iii) identify the persons or group responsible for determining whether such an account will or will not be closed; and (iv) require appropriate documentation of deliberations, decisions reached, and the reasons underlying those decisions; and

(h) All other provisions required to be included in the Enhanced BSA/AML Program noted in the narrative sections of the OTS Report of Examination dated March 31, 2008 (Report of Examination).

5. Periodic Updates to Enhanced BSA/AML Program. The Enhanced BSA/AML Program shall be monitored and updated on an ongoing basis as necessary, but no less frequently than annually, to adjust to changes in: (i) the BSA Laws and Regulations; and (ii) the Association’s operations that may impact its compliance with the BSA Laws and Regulations.

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6. BSA Compliance Officer. By no later than October 31, 2008, the Association shall hire a qualified BSA Compliance Officer acceptable to OTS. The employee shall: (i) be designated as the Association’s BSA Compliance Officer; and (ii) actively manage, coordinate and monitor the Association’s day-to-day compliance with the BSA Laws and Regulations and the Association’s BSA Compliance Program. The BSA Compliance Officer shall have sufficient authority, expertise, competency, time, staff, and resources to perform his or her assigned BSA responsibilities on a day-to-day basis. To be qualified, a candidate must be fully knowledgeable with respect to BSA Laws and Regulations and OFAC Regulations, and possess the appropriate experience and skills to effectively promote the Association’s BSA Compliance Program, in view of the requirements of this Order and the regulatory concerns identified in the Report of Examination. OTS’s decision concerning the acceptability of the proposed BSA Compliance Officer will be transmitted in writing after the Association submits a written request for non-objection in accordance with Paragraphs 31 and 32 of this Order and has provided all information requested by OTS. The BSA Compliance Officer shall be responsible for coordinating and monitoring, among other things:

(a) Compliance with all recordkeeping and reporting requirements;

(b) Identification of known or suspected violations of Federal law, any suspicious transactions related to money laundering activity, and any violations of the BSA Laws and Regulations that are required to be reported in SARs pursuant to 12 CFR § 563.180(d) and 31 CFR § 103.18;

(c) The Association’s BSA compliance and ensuring that full and complete corrective action is taken with respect to previously identified violations and deficiencies; and

(d) Oversight of the Association’s BSA training, as set forth below.

Until such time as the BSA Compliance Officer is hired, the Association shall utilize the services of the BSA/AML Consultant to assist the performance of such functions by existing personnel.

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7. Semi-annual Independent Testing. The Independent Testing required by 12 CFR § 563.177(c)(2) and addressed in Paragraph 4(e) above shall be conducted semi-annually, commencing no later than March 31, 2009, for the six-month period ending March 31, 2009 (Semi- Annual Testing). Such Semi-Annual Testing shall cover all substantive requirements and compliance processes, and shall follow up on corrective actions directed as a result of findings and/or recommendations contained in prior reports documenting the results of the Semi-Annual Testing. No later than 45 days following the end of March and September each year, the outside independent party shall be required to prepare and present to the Board and/or the Audit Committee a written report detailing its findings and its recommended corrective actions to address any deficiencies. The written reports shall be considered by the Board and/or the Audit Committee, which shall direct any and all appropriate corrective actions. Such written reports shall be attached to the minutes of the Board and/or Audit Committee meeting(s) at which the findings and recommendations are presented, and all corrective actions directed by the Board shall be recorded in its minutes.

8. BSA Training Report. By no later than December 31, 2008, and at least annually thereafter, the BSA Compliance Officer must submit to the Board a written report that: (i) sets forth the scope, nature, and frequency of the Association’s BSA training efforts during the previous year; (ii) evaluates the effectiveness of the training program; and (iii) recommends updates or revisions to the training program, so that Association personnel have access to the most current information (BSA Training Report). The BSA Training Report shall be attached to the minutes of the Board meeting at which it is considered and reviewed.

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Policies and Procedures Concerning Collection of Municipal Real Estate Tax Payments/Restriction on Accepting Cash from Non-Accountholders.

9. Effective immediately, the Association shall not accept cash payments from any Person (as defined at 31 CFR § 103.1 l(z)) that: (i) does not have an existing Account (as defined at 31 CFR § 103.121(a)(l)(i)); and (ii) whose identity has not been verified by the Association in accordance with 12 CFR § 103.121(b)(2).

10. By no later than December 31, 2008, management shall develop, the Board shall approve, and the Association shall implement appropriate policies and procedures concerning the Association’s collection and remission of municipal real estate tax payments. The policies and procedures must address, among other matters:

(a) The Association’s compliance with the OFAC Regulations and the adequacy of its responses to information requests made pursuant to § 314(a) of the USA Patriot Act of 2001, while performing this activity;

(b) The execution of cash transactions and the filing of CTRs under 31 CFR §§ 103.22(c)(2) and 103.27;

(c) Record-keeping requirements and enhanced due diligence required in connection with the Association’s monitoring for suspicious activity; and

(d) The prohibition on the Association’s acceptance of cash payments set forth in Paragraph 9 above.

Suspicious Activity Reporting.

11. Enhancements to SAR Detection & Reporting. The Association must immediately upgrade and implement a system to ensure that all transactions are reviewed and that all suspicious transactions and activity are reported pursuant to 31 CFR § 103.18 and 12 CFR § 563.180(d). The

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Association must also provide for the monitoring, assessment, and review of the effectiveness of the Association’s investigative procedures related to suspicious transactions and activity and the propriety of its decision whether or not to file a SAR; documentation shall be maintained for all filed SARs and for all decisions made to not file a SAR. At a minimum, the system as adopted and implemented must provide for:

(a) Automated Capability to Review Transactions for Evasive Activity. The system shall be automated, have the capability to sort data, and shall be reasonably designed to facilitate the monitoring and review of all bank activities, including, but not limited to, cash transactions, deposit and loan operations, financial services subsidiary operations, sales of monetary instruments, wire transfers, ACH transfers, and safe deposit box transactions, using a look-back approach on a cumulative basis, over an extended period of time, to detect patterns of activity for specific customers;

(b) Comprehensive Customer Due Diligence Policies, Procedures, and Processes. The Association must maintain and implement CDD policies, procedures, and processes that comport with the CDD guidance in the FFIEC BSA/AML Exam Manual; and

(c) Compliance with SAR Instructions. The system must require that each SAR prepared by the Association comply fully with applicable instructions, including without limitation, the need to: (i) include sufficient detailed information within the SAR form to comply with the SAR form instructions; (ii) provide within the SAR form itself a meaningful detailed narrative description of the suspicious activity, in conformity with the instructions set out in Part V of the SAR form; and (iii) ensure that the filing of SARS is accomplished in timely fashion pursuant to the SAR Regulations.

12. Enhanced Reporting Procedures. Each director, officer, employee, and agent of the Association shall promptly report suspicious transactions to the BSA Compliance Officer in writing.

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Following notification, the Association shall: (i) where appropriate, timely file a properly completed SAR; (ii) where there is a decision not to file a SAR, generate and maintain written records: (a) describing the reason(s) underlying the determination not to file a SAR; (b) identifying the individual(s) who conducted the review; and (c) specifying what information was reviewed; and (iii) retain all documentation and records required by this Paragraph and 12 CFR § 563.180(d)(9) for no less than five (5) years, regardless of whether a SAR is filed.

13. SAR Reports to the Board of Directors. On a monthly basis, commencing within 15 days of the Effective Date, the Association shall furnish the Board with a written report that: (i) states the number of SARs prepared by the Association during the previous calendar month; and (ii) provides a meaningful summary of the person(s), conduct, and/or events that are the subject of each such SAR. Such reports shall be attached to the minutes of the Board meetings.

14. Revision/Resubmission of SARs. By no later than November 14, 2008, the Association shall prepare and/or review, revise in accordance with this Order, and submit electronically to FinCEN all SARs: (i) originally prepared by the Association in 2007; (ii) identified pursuant to the Look-Back Review referenced in Paragraph 2 of this Order; and (iii) as OTS may designate. Thereafter, the Association shall file SARs on all transactions identified in the ongoing Look-Back Review by no later than thirty (30) days following the identification of a matter requiring submission of a SAR.

15. Electronic Filing of SARs. Commencing no later than October 31, 2008, the Association shall file all SARs electronically.

Management Evaluation/Management Plan.

16. Management Staffing Evaluation. By no later than December 31, 2008, the Board shall perform a staffing assessment concerning all executive and non-executive level management

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positions at the Association (Management Staffing Evaluation). The Board shall give due consideration to the results of the BSA/AML Consultant’s staffing assessment in performing its Management Staffing Evaluation, which shall include:

(a) An evaluation of each member of management (Management Member), including his or her knowledge, skills, abilities, and a determination of whether she/he possesses the knowledge, experience, and other qualifications required to perform the present and anticipated duties of his or her current position;

(b) An assessment of each Management Member’s: (i) involvement in and responsibility for the practices and/or failures criticized in the Report of Examination; and (ii) ability and commitment to effectively address the deficiencies disclosed in the Report of Examination and to operate the Association in a safe and sound manner in compliance with all applicable laws and regulations; and

(c) Consideration of changes in the composition of management to enhance its performance and effectiveness.

17. Management Plan. Based on the Management Staffing Evaluation, and by no later than December 31, 2008, the Board shall draft and submit to the Regional Director for his review, comment and non-objection, an acceptable written Management Plan. To be acceptable, the Management Plan shall, at a minimum:

(a) Identify any changes to the Association’s management composition the Board concludes are necessary and a schedule for the accomplishment of those changes;

(b) Provide measures to enhance the effectiveness of management and the directorate in fulfilling their various and respective responsibilities; and

(c) Set forth a management succession plan.

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18. Use of Third Party Consultant Permitted. To assist in the preparation of the Management Plan, the Board may utilize the services of a third party consultant acceptable to the Regional Director.

19. Implementation of Management Plan. Immediately following receipt from the Regional Director of written notice of non-objection to the Management Plan (with such revisions as may be required by the Regional Director), the Association and its Board shall implement and adhere to the Management Plan. Such Management Plan shall be incorporated into this Order, and any deviation from it shall be a violation of this Order.

Review, Revision, and Resubmission of 2007 HMD A Loan Application Register Data.

20. By no later than October 31, 2008, the Association must: (i) re-verify the data on its 2007 Home Mortgage Disclosure Act Loan Application Register (HMDA-LAR) for each of the application/loan files to ensure that the 2007 HMDA-LAR data accurately reflect the file information; and (ii) resubmit a corrected copy of the 2007 HMDA-LAR to the FFIEC.

Truth-in-Savings Act Disclosures.

21. The Association shall immediately take all steps necessary to ensure its compliance with the disclosure requirements set forth in 12 CFR § 230.11.

22. Until the Association has demonstrated to OTS’s satisfaction that it is fully compliant with the Truth-in-Savings Act disclosure requirements, the Association may not advertise its overdraft protection program or assess or collect fees thereunder.

No Payment of Interest in Connection with Commercial Checking Accounts.

23. The Association shall immediately cease paying interest on commercial checking accounts in violation of 12 USC § 1832.

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Board/Management Changes, Employment and Golden Parachute Matters.

24. Notice of Change of Director or Senior Executive Officer. Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 CFR Part 563, Subpart H. Without limitation on such requirements and limitations, this means, among other things, that, except as otherwise permitted by 12 CFR § 563.590: (i) the Association must notify OTS at least 30 days before adding or replacing any member of its Board, employing any person as a senior executive officer, or changing the responsibilities of any senior executive officer so that the person would assume a different senior executive officer position; and (ii) the proposed director or senior executive officer may not begin service except as permitted by 12 CFR § 563.585 and 12 USC § 1831i

25. Notice of Contractual Arrangements Involving Compensation. Effective immediately, the Association shall not enter into, renew, extend or revise any contractual arrangement related to compensation or benefits with any director or Senior Executive Officer of the Association unless it first (i) provides a minimum of 30 days advance notice of the proposed transaction and (ii) receives a written notice of non-objection from the OTS The notice to OTS shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, agreement or arrangement submitted to OTS fully complies with the requirements of 12 CFR Part 359, 12 CFR §§ 563.39 and 563.161(b), and 12 CFR Part 570 – Appendix A.

26. Golden Parachute Restrictions. Effective immediately, the Association shall not make any golden parachute payment1 or prohibited indemnification payment2 unless, with respect to each

1 The term “golden parachute payment” is defined at 12 CFR § 359. l(f).

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such payment, the Association has complied with the requirements of 12 CFR Part 359 and, as to indemnification payments, 12 CFR § 545.121.

Effective Date, Incorporation of Stipulation.

27. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

28. This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

Time Calculations.

29. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

30. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

Submissions and Notices.

31. All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

32. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by

2 The term “prohibited indemnification payment” is defined at 12 CFR § 359.1(l). C&D Order – Pamrapo Savings Bank, SLA - Page 15

reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(i)	To OTS:

Regional Director, Northeast Region

Attn: Thomas S. Angstadt, Assistant Director

Office of Thrift Supervision

Harborside Financial Center Plaza Five

Suite 1600

Hudson and Pearl Streets

Jersey City, New Jersey 07311

Fax: (201) 413-7543

(ii)	To the Association:

Pamrapo Savings Bank, SLA

Attn: William J. Campbell

President and Chief Executive Officer

611 Avenue C

Bayonne, New Jersey 07002

Fax: (201) 339-7375

No Violations Authorized.

33.	Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ MICHAEL E. FINN
Michael E. Finn Regional Director, Northeast Region

Date:	See Effective Date on page 1

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